Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207355 on Form F-3 of our report dated 24 February 2016, relating to the consolidated financial statements of Santander UK Group Holdings plc, and to the reference to us under the heading “Selected Financial Data” appearing in the Annual Report on Form 20-F of Santander UK Group Holdings plc for the year ended 31 December 2015.

/s/ DELOITTE LLP

London, United Kingdom

4 March 2016